SIGMABROADBAND CO.
2690 Cobb Parkway, Suite A5-284
Smyrna, Georgia 30080
T: (800) 545-0010 | F: (888) 951-0009

This Employment Agreement (this "Agreement") is entered into by and between SigmaBroadBand Co., a Georgia company with its principal place of business at , having a place of business located at 2690 Cobb Parkway, Suite A5-284, Smyrna, Georgia 30080. SigmaBroadBand Co. and Mark Bailey, as of this 20th day of September, 2017. Each of the Company and the Employee are sometimes referred to in this Agreement as a "Party," and together as the "Parties."

1. **Employment Relationship.**

During the term of this Agreement, Employee will provide services to the Company as described on **Exhibit A** attached to this Agreement. Employee hereby represents and warrants to the Company that Employee has the qualifications, the experience, and the ability to perform properly the Services.

2. **Compensation.**

As consideration for the Services to be provided by Employee and Employee's other obligations set forth in this Agreement, the Company shall provide Employee the compensation specified in Exhibit B attached to this Agreement at the times specified therein.

3. **Expenses.**

Employee shall be authorized to incur on behalf of the Company approved expenses for business relevant expenses including but not limited to office space and furnishings, mobile devices and any reasonable item needed to carry out the business. As a condition to receipt of reimbursement, Employee shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to the Services provided under this Agreement.

4. **Term.**

Employee shall serve as a Employee to the Company for a term commencing on the Effective Date of this Agreement and continuing until either party terminates the employment with or without cause, such termination to be in writing. Compensation earned prior to the termination of employment shall survive the termination of this Agreement and remain due, earned, and to the extent unpaid or otherwise unreceived, owed to Employee.

5. **Work for Hire.**

It is the express intention of the parties that Employee 's relationship with the Company will be that of an employee of the Company. Each of the Company and Employee hereby acknowledges and agrees that all Employee's work product in connection with performing the Services ("Work Product") will be deemed a commissioned "work for hire" owned by the Company. In the event Employee's Work Product is determined not to be a "work for hire" or in the event such doctrine is not effective, then the Employee hereby irrevocably assigns, conveys, and otherwise transfers to the Company, and its respective successors, licensees, and assigns, all right, title, and interest worldwide in and to such Work Product and all proprietary rights therein, including, but not limited to, all copyrights, trademarks, design patents, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action with respect to any of the foregoing, whether now known or hereafter to be come known. In the event Employee has any right in the Work Product that cannot be assigned, Employee agrees to waive enforcement worldwide of such right against the Company, its distributors, and its customers or, if necessary, to exclusively license such right worldwide to the Company with the right to sublicense through multiple tiers of sublicensees. The rights set forth above in this Section 5 are assignable by the Company.

(a) **Method of Provision of Services:** Employee shall be primarily responsible for determining the method, details, and means of performing the Services. The Company shall retain the right, however, to ensure that the project is being performed according to agreed upon specifications.

(b) **No Authority to Bind Company.** Employee has no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c) **Benefits.** Employee acknowledges and agrees that, consistent with his or her relationship as an Employee he will be eligible for Company employee benefits during the term of this Agreement including but not limited to. **Health Insurance**. Employee, Employee's spouse and any children of Employee (the "Employee's Family") shall be entitled to participate in health, hospitalization, disability, dental and other such health-related benefits and/or insurance plans that the Company may have in effect from time-to-time and provided Employee and Employee's Family meets the eligibility requirements for each such individual plan or program, all of which insurance premiums shall be paid by the Company on behalf of Employee..

6. **Supervision of Employee's Services.**

All of the Services to be performed by Employee, including but not limited to the Services outlined in Exhibit A, will be as agreed between Employee and the Company's officers. Employee will be required to report to the Company's officers (or their designee), concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Company's officers (or their designee).

7. **Policies and Procedures.**

Employee agrees to comply with any applicable Company policies or procedures, as well as the standard operating procedures and/or policies of any of Company's clients. Employee agrees to comply with Company's compliance policy. Employee shall abide by any reasonable instructions or directions provided by Company regarding communication with any of Company's clients, including but not limited to the manner in which phone calls received from the client are answered by Employee.

8. **Confidentiality Obligations.**

Employee hereby agrees to hold in confidence and not directly or indirectly use or disclose, during the Employment relationship with the Company and for a period of six (6) months after its termination (regardless of the reason for such termination), any Proprietary Information that Employee obtains or creates during the period of the Employment relationship, except to the extent authorized by the Company, until such Proprietary Information becomes generally known. Employee agrees not to make copies of such Proprietary Information except as authorized by the Company. Upon termination of the Employment relationship or upon an earlier request of the Company, Employee will return or deliver to the Company all tangible forms of such Proprietary Information in Employee 's possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproductions thereof. As used in this Agreement, the term "Proprietary Information" means information or physical material not generally known or available outside the Company or information or physical material entrusted to the Company by third parties. This includes, but is not limited to discoveries, developments, concepts, designs, ideas, know-how, improvements, inventions, trade secrets, original works of authorship, confidential knowledge, copyrights, product ideas, techniques, processes, formulas, object codes, biological materials, mask works and/or any other information of any type relating to documentation, laboratory notebooks, data, schematics, algorithms, flow charts, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, sales, pricing, customers, customer lists, customer data, including but not limited to customers' personally identifiable information, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations. Proprietary Information may be contained in material such as drawings, samples, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

9. **Conflicts with this Agreement and Non-Competition.**

Employee hereby represents and warrants to the Company that Employee is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Employee hereby agrees and represents that for his entire term of employment with Company, he shall not compete with the business of the Company or its successors or assigns and shall not directly or indirectly, as an owner, officer, director, employee, consultant, or stockholder, engage in the same business vertical of Company or a business substantially similar or competitive to the business of the Company. This non-compete agreement shall be in full force and effect from the date this agreement is signed and will extend for six months commencing with the date of employment termination of Employee. Employee hereby represents and warrants to the Company that Employee's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to commencement of this Agreement. Employee hereby represents and warrants to the Company that Employee has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Employee has gained from third parties, and which Employee discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Employee hereby agrees that Employee shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Employee hereby represents and warrants to the Company that Employee has not granted and will not grant any rights or

licenses to any intellectual property or technology that would conflict with Employee's obligations under this Agreement. Employee will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.

10. **Miscellaneous.**

(a) **Amendments and Waivers.** Any term of this Agreement may be amended or waived only with the written consent of the Parties.

(b) **Agreement.** This Agreement, including the Exhibits attached hereto and incorporated in reference herein to this agreement, constitutes the sole agreement of the Parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) **Notices.** Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, confirmed facsimile, confirmed email, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the Party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

(d) **Choice of Law.** The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of **Georgia**, without giving effect to the principles of conflict of laws.

(e) **Severability.** If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties hereby agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g) **Arbitration.** Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in **Georgia** in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply **Georgia** law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

(h) **Advice of Counsel.** EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

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The undersigned Parties have entered into this Agreement and made it effective as of the Effective Date.

SigmaBroadBand Co.

Jeffery Brown, President
2690 Cobb Parkway, Suite A5-284
Smyrna, Georgia 30080

Mark Bailey, Employee
2690 Cobb Parkway, Suite A5-284
Smyrna, Georgia 30080

Tax ID 27-1196432_

EXHIBIT A

DESCRIPTION OF EMPLOYMENT SERVICES

Company Vice President

EXHIBIT B

COMPENSATION

For Services rendered by Employee under this Agreement, the Company shall pay Employee One Hundred and Twelve Thousand Dollars ($100,000.00) for a one (1) year engagement payable upon signing.